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                                                                   EXHIBIT 10.31

3COM(R) MASTER LEASE AGREEMENT NO. A212
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This Master Lease Agreement (the "MLA") is entered into by and between 3Com
Credit Corporation ("Lessor"), having it's principal place of business at 5400 Bayfront Plaza, Santa Clara, CA 95052-8145, and PSINet Inc. ("Lessee"), having a place of business at 510 Huntmar Park Drive, Herndon, VA 20170.

1. LEASE AGREEMENT. Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment (the "Equipment") referenced in each of the Schedules (the "Schedule" or "Schedules") which incorporate this MLA therein (the "Lease").

2. SELECTION, ASSIGNMENT AND TITLE TO THE EQUIPMENT. Lessee will select the type, quantity and Supplier of each item of Equipment designated in a Schedule, and Lessee hereby assigns to Lessor all of its right, title, and interest in and to the related equipment purchase agreement, a copy of which has been provided to Lessor by Lessee (the "Agreement"). The Agreement may be amended with the consent of Lessor. Any such assignment with respect to Equipment shall become binding upon Lessor as of the Rent Commencement Date. Upon such an assignment becoming effective, Lessor shall be obligated to purchase the Equipment from the Supplier in accordance with the provisions of the Agreement. It is expressly agreed that Lessee shall at all times remain liable to Supplier under the Agreement to perform all duties and obligations of Lessee thereunder, except for the obligation to purchase the Equipment to the extent expressly assumed by the Lessor hereunder, and that the Lessee shall be entitled to the same rights of the purchaser of the Equipment under the Agreement, except such right, title and interest in the Equipment retained exclusively by the Lessor as owner of the Equipment. Lessor shall have no liability for a Supplier's failure to meet the terms and conditions of the Agreement.

Lessor shall retain title to each item of Equipment. Lessee, at its expense, shall protect Lessor's title and keep the Equipment free from all claims, liens, encumbrances and legal processes. The Equipment is personal property and is not to be regarded as part of the real estate on which it may be situated. If requested by Lessor, Lessee will, at Lessee's expense, furnish a landlord or mortgagee waiver with respect to the Equipment. The Equipment shall not be removed from the location specified in the Schedule without the written consent of Lessor. Lessee shall, upon Lessor's request, affix and maintain plates, tags or other identifying labels, showing Lessor's ownership of the Equipment in a prominent position on the Equipment.

3. TERM. Each Lease shall be effective upon the execution of the MLA and the related Schedule by the Lessor and the Lessee. The lease term (the "Lease Term") of the Equipment referenced in each of the Schedules shall commence on the rent commencement date specified in each Schedule (the "Rent Commencement Date"). The Rent Commencement Date shall be the date 30 days from the date that the
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Equipment is shipped by the Supplier (the "Ship Date") as evidenced by a shipping document provided by the Supplier related to the Equipment (the "Shipping Document"). Lessor will provide Lessee with a copy of the Shipping Document evidencing the Ship Date.

4. RENT. The rent (the "Rent") for the Equipment referenced in any Schedule shall be as stated in such Schedule and shall be payable according to the provisions of such Schedule. If any amount payable under a Schedule is not received by Lessor within 10 days of the due date, Lessee agrees to pay an overdue charge (an "Overdue Charge"), defined as an amount equal to 2% per month of any payment under a Lease which is past due, including, without limitation, any amounts not included in any payment of Rent hereunder, or the highest charge permitted by law, whichever is lower, with respect to such amount.

5. NO OFF-SET. All Rents shall be paid by Lessee irrespective of any off-set, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, the manufacturer or Supplier of the Equipment or any other party.

6. DELIVERY AND INSTALLATION. Lessee shall be responsible for payment of all transportation, packing, installation, testing and other charges associated with the delivery, installation, or use of any Equipment which are not included in the Agreement with respect to such Equipment.

7. USE OF EQUIPMENT, INSPECTION AND REPORTS. The use of the Equipment by Lessee shall conform with all applicable laws, insurance policies, and warranties of the manufacturer or Supplier of the Equipment. Lessor shall have the right to inspect the Equipment at the premises where the Equipment is located. Lessee shall notify Lessor promptly of any claims, liens, encumbrances or legal processes with respect to the Equipment.

8. MAINTENANCE AND REPAIRS. Lessee shall, at its expense, maintain each item of Equipment in good condition, normal wear and tear excepted. Lessee shall not make any addition, alteration, or attachment to the Equipment without Lessor's prior written consent. Lessee shall make no repair, addition, alteration or attachment to the Equipment which interferes with the normal operation or maintenance thereof, creates a safety hazard, or might result in the creation of a mechanic's or materialman's lien.

9. WARRANTIES. LESSOR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE EQUIPMENT, ITS MERCHANTABILITY, OR ITS FITNESS FOR A PARTICULAR PURPOSE. LESSOR SHALL NOT BE LIABLE TO LESSEE OR ANY OTHER PERSON FOR DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM LESSEE'S USE OF THE EQUIPMENT, OR FOR DAMAGES BASED ON STRICT OR ABSOLUTE TORT LIABILITY OR LESSOR'S PASSIVE NEGLIGENCE. LESSEE HEREBY ACKNOWLEDGES THAT ANY MANUFACTURER'S OR SUPPLIER'S WARRANTIES WITH RESPECT TO THE
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EQUIPMENT ARE FOR THE BENEFIT OF BOTH LESSOR AND LESSEE. NOTWITHSTANDING THE
FOREGOING, LESSEE'S OBLIGATIONS TO PAY EACH RENT PAYMENT DUE, OR OTHERWISE PERFORM ITS OBLIGATIONS, UNDER THIS LEASE ARE ABSOLUTE AND UNCONDITIONAL.

10. LESSOR'S INDEMNITY. Lessee assumes liability for, and hereby agrees to indemnify, protect and hold harmless, Lessor, and its agents, employees, officers, directors, partners and successors and assigns, from and against, all liabilities, obligations, losses, damages, injuries, claims, demands, penalties, actions, costs and expenses, including, without limitation, reasonable attorneys' fees, of whatever kind and nature, in contract or in tort, arising out of the use, condition, operation, ownership, selection, delivery, leasing or return of any item of Equipment, regardless of when, how and by whom operated, or any failure on the part of Lessee to perform or comply with any of its obligations under a Lease, excluding, however, any of the foregoing which result from the gross negligence or willful misconduct of Lessor. Such indemnities and assumptions of liabilities and obligations shall continue in full force and effect, notwithstanding the expiration or other termination of such Lease. Nothing contained in any Lease shall authorize Lessee to operate the Equipment subject thereto so as to incur or impose any liability on, or obligation for or no behalf of, Lessor.

11. RETURN OF EQUIPMENT. Unless Lessee has exercised its option, if any, to renew a lease or purchase the Equipment subject thereto, upon expiration of the then current Lease Term of such Lease, Lessee shall, at its expense, cause such Equipment to be removed, disassembled, and placed in the same condition as when delivered to Lessee (reasonable wear and tear excepted) and properly crate such Equipment for shipment and deliver it to a common carrier designated by Lessor. Lessee will ship such Equipment, F.O.B. destination, to any address specified in writing by Lessor within the continental United States. All additions, attachments, alterations and repairs made or placed upon any of the Equipment shall become part of such Equipment and shall be the property of Lessor.

12. CONSTRUCTION. This MLA shall be governed by and construed in accordance with the internal laws, but not the choice of laws provisions, of the State of California. The titles of the sections of this MLA are for convenience only and shall not define or limit any of the terms or provisions hereof. Time is of the essence in each of the provisions hereof.

13. DEFAULT. The occurrence of any of the following shall be deemed to constitute a Default hereunder: (a) Lessee fails to pay Rent, any other amount it is obligated to pay under a Lease or any other amount it is obligated to pay to Lessor and does not cure such failure within 10 days of such amount becoming due; (b) Lessee fails to perform or observe any obligation or covenant to be performed or observed by Lessee hereunder or under any Schedule, including, without limitation, supplying all requested documentation, and does not cure such failure within 10 days of receiving written notice thereof from Lessor; (c) any warranty, representation or statement made or furnished to Lessor by or on behalf of Lessee is proven to have been false in any material respect
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when made or furnished; (d) the attempted sale or encumbrance by Lessee of the
Equipment, or the making of any levy, seizure to attachment thereof or thereon; or (e) the dissolution, termination of existence, discontinuance of business, insolvency, or appointment of a receiver of any part of the property of Lessee, assignment by Lessee for the benefit of creditors, the commencement of proceedings under any bankruptcy, reorganization or arrangement laws by or against Lessee, or any other act of bankruptcy on the part of Lessee.

At any time after the occurrence of any Default, Lessor may exercise one or more of the following remedies: (a) Lessor may terminate any or all of the Leases with respect to any or all items of Equipment subject thereto; (b) Lessor may recover from Lessee all Rent and other amounts then due and to become due under any or all the leases; (c) Lessor may take possession of any or all items of Equipment, wherever the same may be located, without demand or notice, without any court order or other process of law and without liability to Lessee for any damages occasioned by such taking of possession, and any such taking of possession shall not constitute a termination of any Lease; (d) Lessor may demand that Lessee return any or all items of Equipment to Lessor in accordance with Paragraph 11; and (e) Lessor may pursue any other remedy available at law or in equity, including, without limitation, seeking damages, specific performance or an injunction.

Upon repossession or return of any item of the Equipment, Lessor shall sell, lease or otherwise dispose of such item in a commercially reasonable manner, with or without notice and on public or private bid, and apply the net proceeds thereof (after deducting the estimated fair market value of such item at the expiration of the term of the applicable Lease, in the case of a sale, or the rents due for any period beyond the scheduled expiration of such Lease, in the case of any subsequent lease of such item, and all expenses, including, without limitation, reasonable attorneys' fees, incurred in connection therewith) towards the Rent and other amounts due under such Lease, with any excess net proceeds to be retained by Lessor.

Each of the remedies under this Lease shall be cumulative, and not exclusive, and in addition to any other remedy referred to herein or otherwise available to Lessor in law or in equity. Any repossession or subsequent sale or lease by Lessor of any item of Equipment shall not bar an action for a deficiency as herein provided, and the bringing of an action or the entry of judgment against Lessee shall not bar Lessor's right to repossess any or all items of Equipment.


14. AMENDMENTS, WAIVERS AND EXTENSIONS. This MLA and each Schedule constitute the entire agreement between Lessor and Lessee with respect to the lease of the Equipment subject to such Schedule, and supersede all previous communications, understandings, and agreements, whether oral or written, between the parties with respect to such subject matter. No provision of any Lease may be changed, waived, amended or terminated except by a written agreement, specifying such change, waiver, amendment or termination, signed by both Lessee and Lessor, except that Lessor may
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insert, on the appropriate schedule, the serial number of Equipment, after delivery of such Equipment, and the Rent Commencement Date for the Equipment. No waiver by Lessor of any Default shall be construed as a waiver of any future Default or any other Default. At the expiration of the Lease Term with respect to a Lease, upon notice given by Lessee at least ninety (90) days prior thereto,
(a) such lease shall be renewed or the Equipment subject thereto shall be purchased under the terms and conditions set forth herein for a term and rent amount or purchase price, as the case may be, to be agreed upon, or (b) if no such agreement is reached prior to the expiration of such Lease Term or such notice specifies that Lessee intends to return the Equipment, the Lessee shall return the Equipment to Lessor in the manner prescribed in Paragraph 11 of this MLA. In the absence of Lessor's timely receipt of the notice contemplated by the preceding sentence, the Lease shall be automatically extended, on a month-to-month basis, until terminated (upon notice by either party given at least ninety
(90) days prior to the end of the month on which the termination is to be effective) or until renewed or the Equipment subject thereto is purchased by agreement of the parties. Unless otherwise agreed, Lessee shall continue to pay Rent for each month following such Lease Term until the Equipment subject to such Lease is returned pursuant to Paragraph 11 of this MLA.

15. SEVERABILITY. If any provision of any Lease is held to be invalid by a court of competent jurisdiction, such invalidity shall not affect the other provisions of such Lease or any provision of any other Lease.

16. FINANCIAL INFORMATION. Within 90 days of the close of each of Lessee's fiscal years, Lessee shall deliver to Lessor a copy of Lessee's annual report, if any, and an audited balance sheet and profit and loss statement with respect to such year. If audited financial statements of Lessee for such year are not prepared, Lessee may provide financial statements certified by an officer of Lessee. At Lessor's request, Lessee shall deliver to Lessor a balance sheet and profit and loss statement for any of its fiscal quarters, certified by an officer of Lessee.

17. ASSIGNMENT. Lessee shall not, without Lessor's prior written consent, (a) sell, assign, transfer, pledge, hypothecate, or otherwise dispose of, encumber or suffer to exist a lien upon or against, any of the Equipment or any Lease or any interest therein, by operation of law or otherwise, or (b) sublease or lend any of the Equipment or permit any of the Equipment to be used by anyone other than Lessee.

Lessor may assign, sell or encumber its interest in any of the Equipment and any Lease. Upon Lessor's written consent, Lessee shall pay directly to the assignee of any such interest all Rent and other sums due under an assigned Lease. THE RIGHTS OF ANY SUCH ASSIGNEE SHALL NOT BE SUBJECT TO ANY ABATEMENT, DEDUCTION, OFF-SET, COUNTERCLAIM, RECOUPMENT, DEFENSE OR OTHER RIGHT WHICH LESSEE MAY HAVE AGAINST LESSOR OR ANY OTHER PERSON OR ENTITY. Notwithstanding the foregoing, any such assignment (a) shall be subject to Lessee's right to possess and use the Equipment subject to a Lease so long as Lessee is not in default thereunder, and (b) shall not release any of Lessor's obligations hereunder.
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18.  INSURANCE. As of the date that risk of loss for the Equipment passes from the Supplier to the Lessee under the terms of the Agreement, Lessee shall obtain and maintain through the end of the Lease Term of each Lease (and any renewal or extension thereof), at its own expense, property damage and personal liability insurance and insurance against loss or damage to the Equipment, including, without limitation, loss by fire (with extended coverage), theft and such other risks of loss as are customarily insured against with respect to the types of Equipment leased hereunder and by the types of businesses in which such Equipment will be used by Lessee. Such insurance shall be in such amounts, with such deductibles, in such form and with such insurers as shall be satisfactory to Lessor; provided, however, that the amount of the insurance against loss or damage to the Equipment shall not be less than the greater of the replacement value of the Equipment, from time to time, or the original purchase price of the Equipment. Each insurance policy shall name Lessee as an insured and Lessor as an additional insured or loss payee, and shall contain a clause requiring the insurer to give Lessor at least 30 days prior written notice of any alteration in the terms of such policy or of the cancellation thereof. Lessee shall furnish to Lessor a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect; provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policy or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof. Lessee shall give Lessor prompt notice of any damage to, or loss of, any of the Equipment, or any part thereof, or any personal injury or property damage occasioned by the use of any of the Equipment.

19. TAXES. Lessee hereby assumes liability for, and shall pay when due, and, on a net after-tax basis, shall indemnify, protect and hold harmless Lessor against all fees, taxes and governmental charges (including, without limitation, interest and penalties) of any nature imposed on or in any way relating to Lessor, Lessee, any item of Equipment or any Lease, except state and local taxes on or measured by Lessor's net income (other than any such tax which is in substitution for or relieves Lessee from the payment of taxes it would otherwise be obligated to pay or reimburse to Lessor as herein provided) and federal taxes on Lessor's net income. Lessee shall, at its expense, file when due with the appropriate authorities any and all tax and similar returns, and reports required to be filed with respect thereto, for which it has indemnified Lessor hereunder or, if requested by Lessor, notify Lessor of all such requirements and furnish Lessor with all information required for lessor to effect such filings. Any fees, taxes or other charges paid by Lessor upon failure of Lessee to make such payments shall, at Lessor's option, become immediately due from Lessee to Lessor and shall be subject to the Overdue Charge from the date paid by Lessor until the date reimbursed by Lessee.

20. FURTHER ASSURANCES. Lessee shall execute and deliver to Lessor such instruments as Lessor deems necessary for the confirmation of this Lease and Lessor's rights hereunder. Lessor is authorized to file financing statements signed only by the Lessor in accordance with the Uniform Commercial Code, or financing statements signed by Lessor as Lessee's attorney-in-fact. Any such filing with respect to the
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Equipment leased pursuant to a true lease shall not be deemed evidence of any intent to create a security interest under the Uniform Commercial Code.

     If Lessee fails to perform any of its obligations under a Lease, Lessor may perform any act or make any payment which Lessor deems necessary for the maintenance and preservation of the Equipment subject thereto and Lessor's title thereto. All sums so paid by Lessor (together with all related Overdue Charges), and reasonable attorneys' fees incurred by Lessor in connection therewith, shall be additional rent payable to Lessor on demand. The performance of any such act or the making of such payment by Lessor shall not be deemed a waiver or release of any obligation or default on the part of Lessee.

21. COUNTERPARTS. Each Lease may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

22. PARTIES. This MLA shall be binding upon, and inure to the benefit of, the permitted assigns, representatives and successors of the Lessor and Lessee. If there is more than one Lessee named in this MLA, the liability of each shall be joint and several.

23. NOTICES. All notices hereunder shall be in writing and shall be deemed given when sent by certified mail, postage prepaid, return receipt requested, addressed to the party to which it is being sent at its address set forth herein or to such other address as such party may designate in writing to the other party.


     All the terms and conditions set forth hereon and on the reverse side hereof form a part of this MLA. Lessee certifies that the person executing this MLA on behalf of Lessee is duly authorized to execute this MLA and Lessee accepts the terms and conditions hereof.


Accepted by:                                 Lessee:  PSINet Inc.
3Com Credit Corporation

By:   /s/ Cecilia Faulkner                   By:   /s/ Edward D. Postal
    -----------------------------                ----------------------------
Name:  Cecilia Faulker                       Name:  Edward D. Postal
       --------------------------                   -------------------------
Title: Credit Manager                        Title: Vice President and CFO
       --------------------------                   -------------------------
Date:      10-31-97                          Date:        10-30-97
       --------------------------                   -------------------------

                                   AMENDMENT

This Amendment is to Master Lease Agreement No. A212, by and between 3Com Credit Corporation ("Lessor") and PSINet Inc. ("Lessee").

     Paragraph 2 - At the end of the second sentence in the second paragraph
     -----------
     insert the words "arising from or Imposed by persons claiming by or through Lessee."

     Line 5, delete the word "furnish" and replace with "use reasonable efforts to obtain"

     At the end of the fifth sentence insert the words "except to another location within the Continental U.S. upon thirty (30) days prior written notice to Lessor."

     Paragraph 4 - Line 6, replace "2%" with "1%"
     -----------

     Paragraph 7 - Line 5, after the word "located," insert the words "during
     -----------
     normal business hours upon prior written request made to Lessee."

     Line 6, after the word "Equipment." insert the words "arising from or imposed by persons claiming by or through Lessee.

     Paragraph 13 - Line 1, after the word "occurrence" insert the words "and
     ------------
     continuance".

     In the first paragraph (a) shall be deleted and replaced with "(a) Lessee fails to pay Rent and does not cure such failure within ten (10) days after the date when due or Lessee fails to pay any other amount it is obligated to pay to Lessor under this Lease and does not cure such failure within ten(10) days after receiving written notice from Lessor;"

     Line 13, after the word "thereon" insert the words "arising from or imposed by any person claiming by or through Lessee"

     At the end of the first paragraph after the word "Lessee" insert the words "which is not discharged within thirty (30) days".

     In the second paragraph, Line 1, after the word "occurrence" insert the words "and during the continuance"

     In the second paragraph, Line 5, after the word "Leases:" insert the words "provided that all future rents shall be discounted at the rate of 5%"

     In the second paragraph, Line 9, after the word "possession" insert the words "other than as a result of Lessor's negligence in taking possession"

     Paragraph 14 - Line 2, after the word "Schedule" insert the words "and all
     ------------
     Addendums"

     Line 18, after the word "herein" insert the words "or in any Schedule or Addendum attached thereto"

     Paragraph 16 - Line 1, replace "90 days" with "120 days"
     ------------

     Line 7, after the word "Lessor" insert the words "within 45 days"

     Paragraph 17 - Line 6, after the word "Lessee" insert the words "except
     ------------
     to (i) a wholly owned subsidiary of Lessee in connection with the merger or consolidation of Lessee into a wholly-owned subsidiary of Lessee, (ii) subject to approval by Lessor, which will not be reasonably withheld, an entity which acquires substantially all the Lessee's assets and agrees in writing to assume this Lease."

     In the second paragraph, Line 9, after the word "to" and before the word "Lease" replace the word "a" with the word "the"

     Paragraph 18 - Line 11, after the word "be" and before the word
     ------------
     "satisfactory" insert the word "reasonably"

     Line 13, delete the word "greater" and replace it with the word "lesser"

     Line 17, after the word "any and before the word "alteration" insert the word "material"

     Insert the following as the second paragraph:

          "In the event any item of Equipment is damaged or destroyed, Lessee shall promptly notify Lessor in writing, and shall, within thirty (30) days of such event, at Lessee's option, (a) place such item of Equipment in good repair and working order, or (b) replace such item of Equipment with like personal property in good repair and working order and transfer title to such replacement property to Lessor whereupon such property shall be subject to the applicable Lease Schedule and be deemed Equipment for purposes thereof, or (c) pay Lessor an amount equal to the sum of (i) all Rent accrued to the date of such payment, plus an amount equal to the remaining rent payments discounted a the rate of 5%, whereupon this Agreement and the applicable Lease shall terminate with respect to such items of Equipment for which such payment is received by Lessor. Upon payment of the amount set forth in (c), the Rent for such Lease schedule shall be reduced proportionately. In the event option (a) or (b) is elected, the proceeds of any insurance shall be applied to pay or reimburse Lessee for the costs of repairing, restoring or replacing the items of Equipment."

     Paragraph 19 - Line 11, after the word "filed" and before the word "with"
     ------------
     insert the words "by Lessee"

     Line 11 and 12, delete the words "for which it has indemnified Lessor hereunder"

     Line 12 and 13, delete the words "notify Lessor of all such requirements and "

     Line 13, after the word "information" and before the word "required" insert the words "in Lessee's possession"

     Paragraph 20 - in the second paragraph, Line 6, delete the words
     ------------
     "additional rent"

     Paragraph 23 - Lien 2, after the word "given" and before the word "when"
     ------------
     insert the words "when delivered personally, the next business day after delivered by a recognized overnight delivery service or five (5) days after"

     Paragraph 24 - The following shall be added Paragraph 24:
     ------------

     "Quiet Enjoyment:   So long as no Default has occurred and is continuing
     -----------------
     under the Lease, Lessee shall be entitled to peaceful and quiet use and enjoyment of the Equipment during the Lease Term and such peaceful and quiet sue and enjoyment shall not be disturbed by Lessor, Lessor's assignees or any person claiming by or through Lessor,"

     "Early Termination  Lessee shall be entitled, as its option, upon at least
      -----------------
     sixty (60) days prior written notice to lessor specifying the termination date, to terminate any Lease Schedule prior to the expiration of the Lease Term thereof by paying to Lessor an amount equal to the remaining Rent payments as of the termination date discounted at the rate of five percent (5%) for all the Equipment the subject of a Lease Schedule together any accrued and unpaid rent as of the termination date."

Except as modified by this Amendment, the terms and conditions of the Master Lease Agreement shall remain in full force and effect.

Accepted by:                            Lessee:  PSINet Inc.
3Com Credit Corporation

By:   /s/ Cecilia Faulkner              By:   /s/ Edward D. Postal
    ------------------------                -----------------------------
Name:  Cecilia Faulker                  Name:   Edward D. Postal
      ----------------------                   --------------------------
Title: Credit Manager                   Title:  Vice President and CFO
      ----------------------                   --------------------------
Date:      10-31-97                     Date:        10-30-97
      ----------------------                   --------------------------